Preliminary Offering Circular dated November 19, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Golden Developing Solutions, Inc.

$3,750,000

250,000,000 SHARES OF COMMON STOCK

$0.015 PER SHARE

This is the public offering of securities of Golden Developing Solutions, Inc., a Nevada corporation. We are offering 250,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.015 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 50,000 Offered Shares ($750); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-

dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “DVLP.”

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page __ for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.015	$3,750,000.00
Underwriting Discounts and Commissions (3)	$0.000	$0
Proceeds to Company	$0.015	$3,750,000.00

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering.
(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3) We are offering these securities without an underwriter.
(4) Excludes estimated total offering expenses of approximately $400,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.015 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is November 19, 2018.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Golden Developing Solutions", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Golden Developing Solutions, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

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•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Golden Developing Solutions" was incorporated on December 19. 1998 under the laws of the State of Nevada. Our fiscal year-end date is December 31.

Golden Developing Solutions, Inc. offices are located at 900 RR 620 So. #C101-143, Austin, TX 78734. Our Website is http://www.goldendeveloping.com. Our telephone number is 623-826-5206 our Email address is striant@outlook.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

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Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol DVLP.

THE OFFERING

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Issuer:	Golden Developing Solutions, Inc.

Securities offered:	A maximum of 250,000,000 shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $0.015 per share (the "Offered Shares"). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	371,908,026 issued and outstanding as of November 23, 2018

Number of shares of Common Stock to be outstanding after the offering	621,908,026 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.015

Maximum offering amount:	250,000,000 shares at $0.015 per share, or $3,750,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol "DVLP."
Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $3,350,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See "Risk Factors."

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RISK FACTORS

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The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute "Forward-Looking Statements."

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company had revenues of 30,510 and has incurred losses of $295,869 for the three months ended September 30, 2018. In addition, the Company incurred losses of 529,099 for the period since inception through September 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Operations and Basis of Presentation – Going Concern for further information.

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 Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accounting firm, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountants do not have a third party reviewing the accounting. Our accountants may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Golden Developing Solutions, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;
•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;
•	risks that our growth strategy may not be successful; and
•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in both the Cryptocurrency and technology industries, which are both rapidly transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Further, many of our competitors in the Cryptocurrency field, such as MGT Capital Investments, Inc. (“MGTI”), have a significantly larger user base and revenue stream, but have yet to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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 We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our website, add to our inventory, and improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Stavros Triant. We have an Employment Agreement in place with Mr. Triant. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business selling cannabis-based products or other related items. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

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 If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established Cryptocurrency and technology companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the Cryptocurrency or technological markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business

We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the

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 price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;
•	our ability to execute our business plan;
• operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
• loss of any strategic relationship;
•	industry developments, including, without limitation, changes in competition or practices;
• economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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 We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

775We are entitled under our articles of incorporation to issue up to 775,000,000 shares of common stock. We have issued and outstanding, as of November 13, 2018, 371,908,026 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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 Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our

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 common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $1.07 billion as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Golden Developing Solutions, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Golden Developing Solutions, Inc.

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 Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Golden Developing Solutions, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Risks Associated to Our Business and Industry

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we have developed CBD/hemp oil products for the Cannabis industry. Competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our products by consumers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products. Online advertising of Cannabis related products may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

Our proposed business is dependent on laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorization and/or voter approved referenda of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action,

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numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of January 23, 2018, 29 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon, California, Maine, Nevada, Massachusetts and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use, cultivation and/or possession illegal on a national level. As discussed in the “Cole Memo” the former Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. Any change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our shareholders.

Cannabis remains illegal under Federal law.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a “Schedule-I” controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that the Federal government has the right to regulate and criminalize cannabis, even for medical purposes, and thus Federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration has determined that it is not an efficient use of resources to direct Federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical and recreational cannabis. There is no guarantee that the Trump Administration will not change the Federal government’s stated policy regarding the low-priority enforcement of Federal laws in states where cannabis has been legalized. Any such change in the Federal government’s enforcement of Federal laws could cause significant financial damage to us and our shareholders.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users and advertisers. As a result, we may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under Federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Our potential suppliers may have difficulty accessing the service of banks, which may make it difficult for them to operate.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses. A memorandum issued by the Justice Department to federal prosecutors reiterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be

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 prosecuted. FinCEN issued guidelines to banks noting that it is possible to provide financial services to state-licensed cannabis businesses and still be in compliance with federal anti-money laundering laws. The guidance, however, falls short of the explicit legal authorization that banking industry officials had requested the government provide, and, to date, it is not clear if any banks have relied on the guidance to take on legal cannabis companies as clients. The aforementioned policy can be changed, including in connection with a change in presidential administration, and any policy reversal and or retraction could result in legal cannabis businesses losing access to the banking industry.

Because the use, sale and distribution of cannabis remains illegal under federal law, many banks will not accept deposits from or provide other bank services to businesses involved with cannabis. The inability to open bank accounts may make it difficult for our existing and potential customers, clients and tenants to operate and may make it difficult for them to contract with us.

Operating an online store open to all internet users may result in legal consequences.

Our Terms and Conditions clearly state that our online store is only to be used by users who are over 21 years old and located where the use of cannabis is permissible under state law and only in a manner which would be permissible under the applicable state law. However, it is impractical to independently verify that all visitors to our online store fit into this description. As such, we run the risk of federal and state law enforcement prosecution.

We have implemented a content reporting review policy to remove any content which violates our Terms and Conditions. We have introduced a system that flags any posts for review, removal, and possible account suspension. As soon as content is flagged by one of our internal or external control systems or by another user, it is removed from view until we have had the time to review the content. The Obama Administration determined that it was not an efficient use of resources to direct Federal law enforcement agencies to prosecute those following certain state laws allowing for the use and distribution of medical and recreational cannabis, and the Trump administration has stated it believes the laws regarding the industry are up to the states to define and enforce. There can be no assurance that future administrations, will not change its stated policy and begin enforcement of the Federal laws against us or our users. Additionally, there can be no assurance that we will not face criminal prosecution from states where the use of cannabis is permitted for the use of cannabis in ways which do not fall under the state law. Finally, even if we attempt to prevent the use of our product in states where cannabis use is not permitted under state law, use of our app by those in such states may still occur and state authorities may still bring an action against us for the promotion of cannabis related material by those residing in such states.

New online store features could fail to attract new customers, retain existing customers, or generate revenue.

Our business strategy is dependent on our ability to develop online store features to attract new customers and retain existing ones. Staffing changes, changes in customer behavior or development of competing networks may cause customers to switch to competing online stores or decrease their use of our online store. To date, our online retail platform, is only in its beginning stages and it has not begun to generate revenue. There is no guarantee that individual customers will use these features and as a result, we may fail to generate revenue. Additionally, any of the following events may cause decreased use of our online store:

●	Emergence of competing websites and online retail stores;

●	Inability to convince potential customers to shop at our online store;

●	A decrease or perceived decrease in the quality of products at our online store;

●	An increase in content that is irrelevant to our users;

●	Technical issues on certain platforms or in the cross-compatibility of multiple platforms;

●	An increase in the level of advertisements may discourage user engagement;

●	A rise in safety or privacy concerns; and

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●	An increase in the level of spam or undesired content on the network.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is otherwise readily available, such as workers’ compensation, general liability, and directors and officer’s insurance, is more difficult for us to find and more expensive, because we are a service provider to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities. In 2018, We do not carry general liability insurance. We do not currently hold any other forms of insurance, including directors’ and officers’ insurance. Because we do not have any other types of insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Participants in the cannabis industry may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Despite recent rules issued by the United States Department of the Treasury mitigating the risk to banks who do business with cannabis companies operating in compliance with applicable state laws, as well as recent guidance from the United States Department of Justice, banks remain wary of accepting funds from businesses in the cannabis industry. Since the use of cannabis remains illegal under Federal law, there remains a compelling argument that banks may be in violation of Federal law when accepting for deposit funds derived from the sale or distribution of cannabis and/or related products. Consequently, businesses involved in the cannabis industry continue to have trouble establishing banking relationships. Our inability to open a bank account may make it difficult (and potentially impossible) for us, or some of our advertisers, to do business with us.

Trends

The factors that will most significantly affect our future operating results, liquidity and capital resources will be:

●	Government regulation of the marijuana industry;
●	Revision of Federal banking regulations for the marijuana industry; and
●	Legalization of the use of marijuana for medical or recreational use in other states.

Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on:

●	revenues or expenses;
●	any material increase or decrease in liquidity; or
●	expected sources and uses of cash.

Risks Relating to Our Business

Our business is  dependent upon suppliers.

We are entering into supply agreements with manufacturers. Nevertheless, we remain dependent upon a limited number of suppliers for our products. Although we do not anticipate difficulty in obtaining adequate inventory at competitive prices, we can offer no assurance that such difficulties will not arise. The extent to which supply disruption will affect us remains uncertain. Our inability to obtain sufficient quantities of raw materials at competitive prices would have a material adverse effect on our business, financial condition and results of operations.

We have no control over the manufacturing and quality of the products we sell.

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We do not manufacture any of the products that we currently plan to sell. Consequently, we have no control over manufacturing practices at the suppliers from whom we procure the products we sell. We put forth considerable efforts to ensure that the products we sell are safe and comply with all applicable regulations. In spite of these efforts, there is a risk that we could inadvertently resell products which fail to comply with applicable regulations or have other quality defects. If this were to occur, we could be forced to conduct a product recall, defend regulatory or civil claims, or take other actions, any of which could have a material adverse effect upon our business.

Increases in the cost of shipping, postage or credit card processing could harm our business.

We ship our products to customers by United States mail and other overnight delivery and surface services. We generally invoice the costs of delivery and parcel shipments directly to customers as separate shipping and handling charges. Any increases in shipping, postal or credit card processing rates could harm our operating results as we may not be able to effectively pass such increases on to our customers. Similarly, strikes or other service interruptions by these shippers could limit our ability to market or deliver our products on a timely basis.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture or sell allegedly cause personal injury.

We face an inherent risk of exposure to product liability claims in the event that the products we manufacture and/or sell allegedly cause personal injury. Although we have not experienced any significant losses due to product liability claims, we may experience such losses in the future. We maintain insurance against product liability claims, but cannot be certain that such coverage will be adequate to cover any liabilities that we may incur, or that such insurance will continue to be available on acceptable terms. A successful claim brought against us in excess of available insurance coverage, or any claim that results in significant adverse publicity, could have a material adverse effect upon our business.

We conduct our retail operations through a single distribution facility.

Substantially all of our U.S. Retail inventory will be stored and shipped from one distribution center. We will depend in large part on the orderly operation of this receiving and distribution process, which depends, in turn, on adherence to shipping schedules and effective management of the distribution center. We may not be able to accurately anticipate all of the changing demands that our expanding operations will impose on our receiving and distribution system. In addition, events beyond our control, such as disruptions in operations due to labor disagreements, shipping problems, fires, or natural disasters, could have a material adverse effect upon our business and operations.

Risks Relating to the Internet

We are dependent on our telephone, Internet and management information systems for the sales and distribution of our products.

Our success depends, in part, on our ability to provide prompt, accurate and complete service to our customers on a competitive basis and our ability to purchase and promote products, manage inventory, ship products, manage sales and marketing activities and maintain efficient operations through our telephone and proprietary management information system. A significant disruption in its telephone, Internet or management information systems could harm our relations with our customers and the ability to manage our operations. We can offer no assurance that our back-up systems will be sufficient to prevent an interruption in our operations in the event of disruption in our management information systems, and an extended disruption in the management information systems could adversely affect our business, financial condition and results of operations.

Online security breaches could harm our business.

The secure transmission of confidential information over the Internet is essential to maintain consumer confidence in our website. Substantial or ongoing security breaches of our system or other Internet-based systems could significantly harm our business. Any penetration of our network security or other misappropriation of our users’ personal information could subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, fraud, or misuse of personal information, such as for unauthorized marketing purposes. These claims could result in litigation and financial liability. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new discoveries or other

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 developments could result in a compromise or breach of the technology we use to protect customer transaction data. We may incur substantial expense to protect against and remedy security breaches and their consequences. A party that is able to circumvent our security systems could steal proprietary information or cause interruptions in our operations. Our insurance policies’ limits may not be adequate to reimburse us for losses caused by security breaches. We cannot guarantee that our security measures will prevent security breaches. Any breach resulting in misappropriation of confidential information would have a material adverse effect on our business, financial condition and results of operations.

Government regulation and legal uncertainties relating to the Internet and online commerce could negatively impact our business operations.

Online commerce is rapidly changing, and federal and state regulation relating to the Internet and online commerce is evolving. The U.S. Congress has enacted Internet laws regarding online privacy, copyrights and taxation. Due to the increasing popularity of the Internet, it is possible that additional laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. The adoption or modification of laws or regulations applicable to the Internet could harm our business operations.

Changing technology could adversely affect the operation of our website.

The Internet, online commerce and online advertising markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions and changing customer preferences. Our future success will depend on our ability to adapt to rapidly changing technologies and address its customers’ changing preferences. However, we may experience difficulties that delay or prevent us from being able to do so.

Statements Regarding Forward-looking Statements

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This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $400,000) will be $19,600,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory	$350,000
				Marketing	$350,000
				Working	$137,500
				capital
25.00%	$927,500.00	$100,000.00	$837,500.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory	$700,000
				Marketing	$700,000
				Working	$275,000
				capital
50.00%	$1,875,000.00	$200,000.00	$1,675,000.00

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Inventory	$1,000,000
				Marketing	$1,000,000
				Working	$1,350,000
				capital
100.00%	$3,750,000.00	$400,000.00	$3,350,000.00

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

We had 371,908,026 Common Shares outstanding as of October 23, 2018. Our historical net book value as of September 30, 2018 was $5,327,981 or $0.0143 per then-outstanding share of our Common Stock. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $400,000, $300,000, $200,000 and $100,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.015	$0.015	$0.015	$0.015

Historical net book value per share as of September 30, 2018 (1)	0.0143	0.0143	0.0143	0.0143

Increase in net book value per share attributable to new investors in this offering (2)	-0.0004	-0.0003	-0.0002	-0.0001

Net book value per share, after this offering	0.0140	0.0140	0.0141	0.0142

Dilution per share to new investors	0.0010	0.0010	0.0009	0.0008

(1)	Based on net book value as of September 30, 2018 of $5,327,981 and 371,908,026 outstanding shares of Common stock as of October 23, 2018.
(2)	After deducting estimated offering expenses of $400,000, $300,000, $200,000 and $100,000, respectively.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate when the maximum offering is reached, or if ir is not reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

The Company has had limited revenues from operations in each of the last two fiscal years, and in the current fiscal year.

Plan of Operation for the Next Twelve Months

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company's entire acquisition plan, it may have to raise additional funds in the next twelve months.

The Company expects to increase the number of employees at the corporate level.

Cost of revenue. The Company expects that the cost of revenue will consist primarily of expenses associated with the delivery and distribution of our services and products. These include expenses related to purchasing equipment, colocation, marketing, providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will engage in substantial research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

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Marketing and sales. The Company will make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, operations, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing its acquisitions, and in promoting and managing these acquisitions.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

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•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any May 31 before that time, we would cease to be an "emerging growth company" as of the following May 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due in 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Golden Developing Solutions, Inc.

______

Summary

Golden Developing Solutions, Inc is developing company in the cannabis industry. Our focus is to create sales and marketing initiatives to build a dominate brand. Our oil and extracts division will focus on online sales of formulated CBD / hemp oil tinctures, softgels, capsules. The customer base is anticipated to be broad and nationwide.

CBD is the abbreviation for cannabidiol. Recently, research has shown CBD to have analgesic, anti-inflammatory, and anti-anxiety properties without the psychoactive effects (the “high” or “stoned” feeling) that THC provides.

Golden Developing Solutions (DVLP) is a health and wellness company in the United States operating with a principal focus on reshaping the CBD-based products market. Through its online retail website (www.PuraVidaVitamins.com), as well as through established wholesale and retail distribution channels, the Company is engaged in the development, marketing, sale, and distribution of a wide range of advanced formulations of CBD-based tinctures, gummies, vapes, and topicals. The Company is also rapidly progressing toward market penetration in the CBD-for-Pets marketplace, with mid-stage R&D in progress. In addition, the Company is engaged in the development and commercialization of enterprise software products targeting the B2B market for companies operating in the cannabis industry in United States and Canada.

History

On September 28, 2016, Barton Hollow, LLC (“Barton Hollow”), a Nevada limited liability company, and stockholder of the Company, filed an Application for Appointment of Custodian pursuant to Section 78.347 of the Act in the District Court for Clark County, Nevada. Barton Hollow was subsequently appointed custodian of the Company by Order of the Court on November 16, 2016 (the “Order”). In accordance with the provisions of the Order, Barton Hollow thereafter moved to: (a) reinstate the Company with the State of Nevada; (b) provide for the election of interim officers and directors; and (c) call and hold a stockholder meeting. In addition, Barton Hollow elected Adam S. Tracy as the lone officer and director of the Company. On November 16, 2016, the Custodian, on behalf of the Company entered into a Securities Purchase Agreement with Filakos Capital Investments, LLC for the purchase of 70,000,000 shares of the Company’s common stock. This issuance of 70,000,000 shares of common stock was the only issuance of securities in the preceding two years. Filakos Capital Investments, LLC is beneficially owned and controlled by Stavros Triant, the Company’s sole officer and director.

In connection therewith, on April 17, 2017, the Custodian and director of the Company caused Stavros Triant to be named the Company’s sole officer and director, at which time Mr. Tracy resigned. By Order dated May 30, 2017, the District Court discharged the custodianship and the Company’s operations were returned to its Board of Directors.

Prior to the appointment of the Custodian, the Company did not have substantial operations, with its prior business having been unwound and liquidated. Subsequent to the closing of the November 16, 2016 Securities Purchase Agreement, the Company has structured itself as a holding company to provide business services and/or products supporting the cannabis industry and intends to make acquisitions in this industry in the near future.

The Company was originally incorporated on December 17, 1998 in the State of Nevada under the name American Associates Group.

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 Business

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under "Special Note Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report , including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading "Risk Factors" or elsewhere in this Offering Circular.

The Cannabis Industry

The cannabis industry continues to exceed other industries’ growth rates and retain the title of the “fastest-growing industry in the U.S.” as the Huffington Post reported in 2015.

Marijuana sales in North America reached $6.73 billion in 2016, reflecting 34% growth over 2015 ($5.04 billion), according to ArcView Market Research/BDS Analytics. The research firm projects sales to jump to $21.6 billion by 2021, representing a 26% compound annual growth rate (CAGR).

While the industry is growing rapidly, the cannabis industry faces four major obstacles that challenge its growth and profitability. First, the cultivation of cannabis is a very capital-intensive enterprise. Many cannabis entrepreneurs do not have access to the capital required to build the infrastructure required to meet growing demand and sales projections. Traditional sources of financing, such as banks, are not available currently to cannabis producers and retailers. Second, there is a significant shortage of knowledge related to virtually all areas of the cannabis business. When new states are added to the list of regulated cannabis markets, there will be a scarcity of experience and expertise to serve the needs of growers and retailers in these states. Third, the majority of states do not allow access to medical cannabis for its patients. This presents an obstacle to the medical cannabis industry and requires financial resources and dedicated advocacy to change regulations on the state level. Fourth, as explained below, marijuana is illegal under federal law.

Introduction

We are developing an online retail business for CBD, hemp oil and health/wellness related products. Through our online retail business, we will offer a broad range of price-competitive products, including traditional vitamins, supplements, and CBD based tinctures, vapes, softgels, among other products.

We will sell our products and services through our Internet website located at www.puravidavitamins.com(referred to as the "Website"). The Company is developing an online store whose merchandise includes hemp related products, CBD (Cannabidiol) related products and additional products focusing on health and lifestyle.

Initially, we intend to carry in excess of 10 products from two suppliers. We intend to place directed advertising throughout the online store. Advertising will originate through Google AdSense or direct-advertising sales by the Company. The company may also use social media outlets such as Facebook, Twitter and Instagram in an effort to attract customers with product specific advertisements or posts.

As an online retail store operating with distribution hub, we will be able to rapidly scale our products and services with minimal marginal costs. Each additional brand, category or product that we add to our platform adds negligible server hosting costs. It also allows us to have a virtual presence and exposure to every regulated cannabis market without establishing a costly physical presence in each state. This minimizes the costs of scaling and required capital while, at the same time, offering a direct role in the cannabis industry without ever touching the plant itself.

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We are a startup company in the cannabis industry. Our focus is to create online sales and marketing initiatives to build a dominate brand. Our oil and extracts division will focus on online sales of formulated CBD / hemp oil tinctures, softgels, capsules. We have our Website created and anticipated to be online in the next few weeks. We are in the process of acquiring trademarks relative to our products. Agreements with raw material suppliers and related products have been obtained. All supply will come domestically with white label agreements when needed. Online Marketing program in place to drive fast paced growth plan in line with industry. Orders will be handled online and shipped via appropriate carriers from our inventory in leased warehouse. No drop shipping is expected during initial launch phases. Customers for CBD/hemp products expect the highest of quality and consistency and pricing is based on those levels. We expect to be price and quality competitive on the higher end of that scale. All product quality is 100% customer satisfaction guaranteed and products not deemed to be of quality can be returned for a refund. Quality and consistency of quality are needed to avoid returned product issues which could result in financial liability. Online payment gateway being established with backup vendor for online payment gateway in place as well.

Our target customers are consumers who seek quality CBD/hemp oil and wellness products at competitive prices. We intend to develop and offer private label brands. We intend to regularly change our product assortment to meet the evolving preferences of our customers and current trends. Our products will include, among others, CBD oil based items and, to a some extent, traditional vitamins and supplements.

Our Products

Our raw materials will be sourced from wholesale manufacturers or through brokers. sent to contract manufacturer for processing, then for bottling, packaging, labeling.

Our CBD based products will include, at onset, (1) hemp/CBD oil (tincture) in multiple flavors, (2) hemp/CBD oil softgels, and (3) CBD vape cartridges in multiple flavors,

We will compete primarily based on:

•	Quality customer experience with an emphasis on price, value, and assortment of products delivered in a personalized format with the convenience of our mobile app, and with the benefits of customer care;

•	We intend to develop long-term mutually beneficial relationships with our suppliers.

•	We intend to offer a customer loyalty reward program.

We will also make direct sales of our own inventory shipped from our warehouse.

We intend to provide our partners with access to a large customer base and convenient services for order fulfillment, customer service, returns handling, and other services.

Our team of customer service representatives will assist customers by telephone, instant online chat and e-mail. We also derive revenue from other businesses advertising products or services on our Website.

We believe that most of our sales will be primarily to customers located in the United States. We do not believe that any one single customer will account for a material part of our total net revenue.

Retail direct business

Our retail direct business will include sales made to individual consumers and businesses from our owned inventory which are fulfilled primarily from our warehouse. We have leased a warehouse with 2500 square feet, located in New York.

We do not expect revenues to be heavily seasonal.

Generally, we require authorization from credit card or other payment vendors whose services we offer to our customers or verification of receipt of payment, before we ship products to consumers or business purchasers.

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Growth Strategies for Our E-Commerce Business

Our growth strategies for our e-commerce business include:

Invest in branding and marketing - We believe that some of our direct competitors spend significantly higher percentages of their revenue on marketing, and that we need to increase our branding and marketing expenditures in order to increase our market share in the e-commerce health and wellness market, and educate consumers about our current position as an online retailer offering a wide assortment of health, wellness, CBD/hemp oil products with reasonable prices ,and with a high level of customer service.

Invest in distribution facilities - We want to invest in additional distribution facilities to speed shipping and improve our customer service. We believe that by adding additional distribution facilities we can improve our customers' shopping experience.

Expand investment in technology platforms - We have invested in building platforms that automate vendor management, product pricing, website personalization and search relevance. We want to make additional investments in automation, technology and engineering resources because we believe they can improve our customers' shopping experience.

Expand rewards program to enhance customer loyalty - We believe that membership in a rewards program will increase customer engagement. We want to make investments in the program, primarily to increase member benefits and to develop additional personalization programs. We believe that this will increase the attractiveness of the program to customers.

Accelerate-  Our strategy is to add private label product brands. We are now in the process of developing and will initially offer on the Website private label brands of others.

We will begin with more than 10 products available on our Website. We believe that private label brands can generate significant brand equity and customer loyalty.

We believe that our competitors, including , swansons, cwhemp, diamondCBD, operate with more capital than we have.

We believe that our customer acquisition costs will initially be substantial. We estimate our customer acquisition cost will be at least $35 per customer. We believe that at this costs, we still have the ability to operate our retail business at a profit in the future, but we also believe that in the current intensely competitive battle for market share in our e-commerce market, we will need to build market share and need to increase our expenditures substantially to do so.

Our ability to pursue some or all of these plans, and the extent to which we would be able to pursue some or all of them, will depend on the resources we have available, and may require significantly more capital than we currently have.

Manufacturer, Supplier and Distribution Relationships

We expect that generally, our manufacturers, distributors, or other suppliers will regularly communicate to us the quantity of products that are held in reserve for us. Although our contracts grant us actionable rights to such products, our contracts do not guarantee the availability of those products for a set duration. Our manufacturer, distributors, and supplier relationships are based on experience with manufacturers, distributors, and other suppliers and do not obligate or entitle us to receive merchandise on a long-term or short-term basis. Our manufacturer, distributor, and supplier relationships are generally non-exclusive and we retain the right to select and change our suppliers at our discretion. In our direct business, we purchase the products from manufacturers, distributors, or other suppliers using standard purchase orders. Generally, manufacturers, distributors, and suppliers do not control the terms under which products are sold through our Website.

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Products

Our Website Shopping section will be organized into product and service lines or featured categories, including: Vitamins, supplements, CBD/hemp oils. From time to time. We may reorganize our departments and/or categories to better reflect our current product offerings.

Sales and Marketing

We intend to use a variety of methods to target our retail consumer audience, including online campaigns, such as advertising through keywords, product listing ads, display ads, search engines, affiliate marketing programs, social coupon websites, portals, banners, e-mail, direct mail, and viral and social media campaigns. We may also do brand advertising through television, radio, print ads, and event sponsorships.

Customer Service

We are committed to providing superior customer service. We will staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat, and e-mail inquiries on products, ordering, shipping status, returns, and other areas of customer inquiry.

Technology

We use our internally developed Website and a combination of proprietary technologies and commercially available licensed technologies and solutions to support our retail operations. We use the services of multiple telecommunications companies to obtain connectivity to the Internet. Currently, we have out sourced the functionality and maintenance of our computer infrastructure.

Competition

Internet retail is intensely competitive and has relatively low barriers to entry. We believe that competition in this industry is based predominantly on: price, product assortment, product quality, speed of service, shopping convenience, website load time and function, order processing and fulfillment, order delivery time, customer service, mobile app functionality, and brand reputation.

We compete with other online retailers and traditional retailers. Many of our current and potential competitors have greater brand recognition, longer operating histories, larger customer bases, and significantly greater financial, marketing, and other resources than we do. Further, any of them may enter into strategic or commercial relationships with larger, more established and well-financed companies, including exclusive distribution arrangements with our vendors or service suppliers that could deny us access to key products or needed services, or acquisitions of our suppliers or service providers, having the same effect. Many of them do or could devote greater resources to marketing and promotional campaigns and devote substantially more resources to their website and systems development than we do. Many have supply chain operations that decrease product shipping times to their customers, have options for in-store product pick-up, allow in-store returns, or offer other delivery and returns options that we do not have. New technologies, the continued enhancement of existing technologies, developments in related areas such as same-day product deliveries, and the development of proprietary delivery systems increase competitive pressures on us. We believe that many of our competitors operate with more capital and have more financial flexibility to invest in growth than we have.

Competitors in the space include cwhemp.com and diamondCBD.com. According to a report by Brightfield Group , it is estimated that CBD sales have already hit $170 million in 2016 and at a 55% compound annual growth rate over the next five years the market will cross the billion-dollar mark.

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Proposed Acquisition

We have negotiated a Letter of Intent to acquire all of the outstanding shares of capital stock (collectively, the “Shares”) of PGED Corp., a Delaware corporation (“PGED”) from Jeremy Bamford (“Bamford”), Samantha Chin (“Chin”) and the other shareholders of PGED, The following is a summary of this agreement and investors are referred to the entire agreement which is filed as an exhibit to the Offering Statement.

The total consideration to be paid by DVLP for the Shares shall be Five Million Six Hundred Thousand Dollars ($5,600,000) (the “Purchase Price”) which will be payable in cash at Closing.

The parties agreed to use their commercially reasonable efforts to cause the Closing to occur on or before June 26, 2018,

As an inducement for PGED to enter into the Transaction and in addition to the Purchase Price, DVLP shall advance to PGED the sum of $250,000, which shall be evidenced by a promissory note in form and substance agreed to by the parties (the “Note”). The Note shall be personally guaranteed by Bamford and Chin, on a several basis. The outstanding principal and accrued but unpaid interest under the Note shall be due and payable by PGED upon the earlier of (x) the Closing or (y) on December 31, 2018 in the event the Closing has not occurred by then; provided, however, in the event the Closing does not occur prior to the maturity date of the Note for any reason other than due to a breach by PGED of any Binding Provision (as defined below), the amount PGED will be required to repay to DVLP under the Note shall be reduced by an amount equal to the actual out of pocket costs and expenses incurred by PGED in connection with the Transaction up to a maximum amount of Fifty Thousand Dollars ($50,000).

In addition, the parties acknowledge that a portion of the Purchase Price will be used to establish a sale bonus plan or other similar program to incentivize certain key members of PGED's management team for their services in connection with the Transaction. The aggregate amount and other terms and conditions of such sale bonus plan will be established by PGED and all proceeds paid thereunder will reduce the Purchase Price paid to the shareholders of PGED in connection with the Transaction.

The Closing shall be conditioned on certain events, including approval of the Board of Directors of DVLP, and, if determined to be required, the shareholders of DVLP, completion of customary due diligence by each party with respect to the operations of the other party and their respective subsidiaries, there being no material adverse changes to the business of any of the parties prior to the Closing, and agreement by the parties on definitive documentation related to the Transaction (the “Definitive Documentation”).

Upon Closing, Jeremey Bamford will be the Chief Technology Officer of DVLP, with a salary of $150,000 per year and with a customary bonus structure. Upon commencement of the employment term, Bamford will be issued 20 million shares of stock of DVLP (or an equivalent number of options to acquire stock of DVLP if requested by Bamford) in connection with Bamford’s Ongoing Services to DVLP and to compensate Bamford for entering into the Guaranty.

Upon Closing, Samantha Chin will be the Chief Marketing Officer of DVLP, with a salary of $150,000 per year and with a customary bonus structure. Upon commencement of the employment term, Chin will be issued 10 million shares of stock of DVLP (or an equivalent number of options to acquire stock of DVLP if requested by Chin) in connection with Chin's Ongoing Services to DVLP and to compensate Chin for entering into the Guaranty.

Upon Closing, Stavros Triant will be the Chief Executive Officer of DVLP, with a salary of $150,000 per year and with a customary bonus structure.

Closing of this transaction is dependent on material events, including funding for this transaction from this Offering. There can be no assurance that this transaction will close, and if closed, will be successful.

During the six months ended June 30, 2018 the Company deposited $50,000 related to a Letter of Intent to acquire all the outstanding shares of PGED Corp. Per the Letter of Intent the purchase price is $5,600,000.

Acquisition Of Layer Six Media, Inc.

On September 18, 2018 the Company completed the purchase of all of the outstanding share of Layer Six Media, Inc. (DBA Where’s Weed), an online and mobile cannabis services hub that focuses on fast, secure and efficient discovery and purchasing of cannabis in both recreational and medical markets in the United States and Canada.

The aggregate consideration of $9,113,636 at closing for the acquisition consisted of:

•	$250,000 cash of which $80,000 is still due
•	$750,000 note payable accruing interest at 3% per year, due in three equal monthly payments beginning October 1, 2018
•	$3,000,000 note payable accruing interest at 3% per year, due in twelve equal monthly payments beginning January 1, 2019
•	170,454,545 shares of common stock, fair value of $5,113,636 based on closing stock price on the date of acquisition

The following preliminary information summarizes the allocation of the fair values assigned to the assets at the purchase date. The Company is still evaluating what identifiable intangible assets were acquired and the fair value of each:

	Amount	Useful Life (years)
Equipment, computers and furniture	$50,000	5
Software enterprise platform	1,500,000	10
Customer list	1,500,000	5
Goodwill	6,063,636	n/a
Total purchase price	9,113,636

The results of Layer Six Media is included in the consolidated financial statements effective September 18, 2018. Revenues and Net Income since the acquisition date included in the consolidated statements of operations are $8,491 and $4,072, respectively.

The following schedule contains pro-forma consolidated results of operations for the nine months ended September 30, 2018 and 2017 as if the acquisition occurred on January 1, 2017. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2017, or of results that may occur in the future.

	2018		2017
	As Reported	Pro Forma	As Reported	Pro Forma
Revenue	$30,510	$620,744	$-	$246,807
Operating loss	(443,369)	(443,234)	(26,973)	(18,127)
Net loss	(451,595)	(451,460)	(29,062)	(20,216)
Loss per common share - basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)

PotGuide

The principal asset of PGED is PotGuide. PotGuide has established itself as one of the leading website resources for consumers to explore the cannabis industry. Starting primarily as an informational website, PotGuide has made strong progress over the past 18 months integrating with various APIs and transitioning from not just a website but to fully immersive cannabis-centric platform.

PotGuide is a multi-faceted business, consisting of both consumers and cannabis businesses. Our goal is to provide consumers value by offering easy-to-use information and tools, allowing them to make educated decisions that best fit their needs. For businesses, our goal is to create a platform providing effective exposure of their goods and services. Additionally, we strive to provide business intelligence tools that offer insight into consumer trends as well as functionality to improve customer acquisition and retention.

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PotGuide’s all-inclusive strategy includes (1) our business directories allows us to organically build relationships with various businesses, which over time has been a successful strategy for converting these businesses into paid clients.

Features

PotGuide has several features including (1) business profiles’ for all listings in our directories, including dispensaries, activities, social lounges and tour listings, (2) a brand directory, allowing for businesses to showcase their various products to consumers, (3) expanded functionality for registered users, allowing them to ‘follow’ different businesses, dispensaries and brands. (4) third party API integration, (5) integration with dispensaries, atial strain/product location functionality, (6) integration with delivery and order-ahead services, which provides a natural extension of our dispensary (as well as brands) directories, (7) lab testing results from various cannabis testing facilities in order to pull testing data directly into our menu system and dispensary directories, (8) integration with a white label version of Expedia’s lodging booking engine, allowing visitors to directly book any commercial property worldwide on PotGuide. (10) a cannabis events directory generates significant traffic and ranks #1 in Google for ‘cannabis events’ and ‘marijuana events’. Unfortunately, technical limitations make it a challenge to list a large number of events, (11) booking functionality for tours and activities on PotGuide, and (12) strain profiles. PotGuide has a collection of over 700 in-depth strain profiles and product reviews, many of which are considered the most comprehensive available.

Regulation

Federal Government Regulations

Cannabis is currently a Schedule I controlled substance under the CSA and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in Colorado with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 28 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Voters in the states of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon and Washington have approved ballot measures to legalize cannabis for adult recreational use. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

In light of such conflict between federal laws and state laws regarding cannabis, the previous administration under President Obama had effectively stated that it was not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. For example, the prior DOJ Deputy Attorney General of the Obama administration, James M. Cole, issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA (see “-The Cole Memo”). In addition, the Financial Crimes Enforcement Network (“FinCEN”) provided guidelines (the “FinCEN Guidelines”) on February 14, 2014, regarding how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations (see “-FinCEN”).

Additional existing and pending legislation provides, or seeks to provide, protection to persons acting in violation of federal law but in compliance with state laws regarding cannabis. The Rohrabacher-Farr Amendment to the Commerce, Justice, Science and Related Agencies Appropriations Bill, which funds the DOJ, prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. The Rohrabacher-Farr Amendment is effective through April 28, 2017, but as an amendment to an appropriations bill, it must be renewed annually. The Compassionate Access Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) has been introduced in the U.S. Senate, which proposes to reclassify cannabis under the CSA to Schedule II, thereby changing the plant from a federally criminalized substance to one that has recognized medical uses. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives, which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the CSA.

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However, as of the date of this filing, neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 has been enacted, the Rohrabacher-Farr Amendment has been renewed beyond April 28, 2017, and the new administration under President Trump has indicated it will change the previously stated policy of low-priority enforcement of federal laws related to cannabis set forth in the Cole Memo or the FinCEN Guidelines, leaving enforcement independently to states. The Trump administration could change this policy and decide to strongly enforce the federal laws applicable to cannabis. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not currently harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement policies of the federal government. However, as of the date of this filing, we have provided products and services to state-approved cannabis cultivators and dispensary facilities. As a result of our providing ancillary products and services to state-approved cannabis cultivators and dispensary facilities, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

Absent any future changes in cannabis-related policies under the Trump administration, we intend to remain within the guidelines outlined in the latest federal and state laws, and the FinCEN Guidelines (see “-FinCEN”), where applicable; however, we cannot provide assurance that we are in full compliance with the FinCEN Guidelines or any applicable federal laws or regulations.

Cole Memo

In January 2018, Attorney general Jeff Sessions rescinded the Cole Memo, although it is still used as guideline in the industry. The Cole memo-

Because of the discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational cannabis, from federal law that prohibits any such activities, DOJ Deputy Attorney General James M. Cole issued the Cole Memo concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of the DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that the DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that the DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”) in preventing:

●	the distribution of cannabis to minors;
●	revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;
●	the diversion of cannabis from states where it is legal under state law in some form to other states;
●	state-authorized cannabis activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
●	violence and the use of firearms in the cultivation and distribution of cannabis;
●	drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use;
●	the growing of cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

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●	cannabis possession or use on federal property.

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in and ensure that our activities do not interfere with any of the Enforcement Priorities set forth in the Cole Memo.

Our business plan includes allowing cannabis dispensaries to advertise on our website which we believe could be deemed to be aiding and abetting illegal activities, a violation of Federal law. We intend to remain within the guidelines outlined in the Cole Memo. However, we cannot provide assurance that we are in full compliance with the Cole Memo or any other laws or regulations.

Other laws/Regulations

Rohrabacher Farr Amendment

On December 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to the Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, New Jersey, New Mexico, Oregon, Rhode Island, South Carolina, Tennessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuana.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Congress in 2015 and remains in effect currently.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical cannabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabis remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from creating and implementing cannabis laws - not against the individuals or businesses that actually carry out cannabis laws - and has continued to sporadically commence enforcement actions against individuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriate is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Changes to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limited resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution of medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States has a new administration in 2017, which could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal laws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminalize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or distribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

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State Regulation

There are six states where CBD is completely illegal because all forms of cannabis are illegal in those states: Idaho, South Dakota, West Virginia, Nebraska, Kansas, and Indiana. For those of you who unfortunately live in these states, using CBD will be at your own risk. While this is not legal advice, law enforcement are not targeting people who use CBD for personal use. The only legal action that’s been taken against CBD so far has been with retailers who sell the products.

In all of the 28 states with medical marijuana laws in place, the use of CBD is also protected by those laws. If you live in one of these states, you can use CBD with confidence.

For the remaining states:

CBD is legal under specific conditions (usually specific medical conditions like intractable epilepsy and with a prescription) in the remaining 16 states: Alabama, Delaware, Florida, Georgia, Iowa, Kentucky, Mississippi, Missouri, North Carolina,

Oklahoma, South Carolina, Tennessee, Texas, Utah, Virginia, and Wisconsin.

If you live in one of these 16 states, you should check for the most current law on CBD with your local government. ProCon.org offers a great place to start. Find your state and work from there. The National Cannabis Industry Association also provides an excellent chart of the United States which is updated frequently.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions.

Facilities

The Company’s office space for its principal corporate office located at 900 RR 620 So, Suite C101-143, Austin, Texas 78734 is provided by its sole officer and director at no charge.

Employees

As of September 30, 2018, we had two employees, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. Our employee has entered into an agreement with us requiring him not to compete or disclose our proprietary information. Our employee is not represented by any labor union. We believe that relations with our employee are excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the statistical and technological skills of our service operations and research and development teams;

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•	the Cryptocurrency expertise knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of March 31, 2018:

 As of March 31, 2018, the Golden Developing Solutions, Inc. had no full-time employees, who were not an executive officer of the Company, and no part-time employees.

The directors and executive officers of the Company as of December 31, 2017 are as follows:

Name	Position	Age	Date of Appointment	Approx. Hours PerWeek
Stavros Triant	President, CEO, CFO,
	Treasurer	41	November 2017	40
	Secretary, Director
Vince Trapasso	Senior Vice President	62	August 2017	40

Stavros Triant, President, CEO, CFO, Treasurer, Secretary, Director of DVLP has substantial experience in finance, construction, manufacturing, and operations. Prior to this, Stavros served as vice president operations at Granite Financial Group from 1999-2004 overseeing options trading, proprietary market making, execution and transactions for small to medium corporations. From 2004-2009, Stavros served as president of Pame, LLC, bringing a franchise service company from $300,000 per year to $6 million per year and from one location to five. From 2007-2015 Stavros was a founding member and partner in Xarex, LLC , a window manufacturing/fabrication company with 3 locations and heavy logistical operations. From 2010-2012, He served as COO of Isaac Org, a family owned private equity company, tasked with operations and management of investments and negotiating private equity deals up to 50 mil. Eventually acquiring majority of LIVE (Nasdaq). Managed transactions with multiple Law Firms, arranging financial forecasts, and the subsequent acquisition of major online travel vendor. During 2011-2012, Stavros oversaw operations for LIVE, including restructuring of software/marketing division and bringing negative eight million per year loss rate to break even within 90 days, Upgrade and relocate multi- million dollar server room into cloud data center, restructure staff and prepared company for diversification into acquisition tool for LBO’s. Stavros has previously held a California Real Estate License, Securities licenses 7,63, and 55, FAA security badging, and numerous state contractors licenses.

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Vince Trapasso, Senior Vice President

acquisitions and expansion. Sonata Ventures offers flexible and innovative financing to the small and micro-cap market place in a variety of sectors. Some of these structures include debt and equity investments, bridge financing, equity lines of credit and straight equity participation.

Prior to launching Sonata Ventures, LLC in 2001, Mr. Trapasso was a Senior Vice President with Zanett Securities since the company’s founding in 1994, where he was responsible for structuring funding and strategic advisory services for companies with market capitalization ranging from $30 million to $600 million. Additionally, he have served as a principal in various entrepreneurial ventures.

Mr. Trapasso was educated at Montclair State University.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Triant has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation
Name and Principal Position
Stavros Triant, CEO and Director	$0.00			$0.00
Vince Trapasso, Senior Vice President	$0.00			$0.00
Total	$0.00			$0.00

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Stock Options

Mr. Trapasso is President of Sonata Ventures, LLC. For over 17 years,Sonata Ventures LLC has been dedicated to providing funding solutions for both private and public companies. Sonata has successfully provided millions of dollars to businesses for their working capital needs, asset

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The Company's stockholders have approved a 2018 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase shares of our Common Stock. To date, no options have been issued.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

The Company's Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Bonus Plan

Our Management Stock Bonus Plan provides that the Company shall establish a reserve of shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. No shares have been issued under the plan.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements and our amended and restated By-Laws will require us to indemnify our directors to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be

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submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers and directors have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Golden Developing Solutions, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Golden Developing Solutions, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Golden Developing Solutions, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Golden Developing Solutions, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

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The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of December 31, 2017 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 487,693,986 shares of common stock deemed to be outstanding as of January 31, 2018.

The following table gives information on ownership of our securities as of November 30, 2017. The following lists ownership of our Common Stock and Preferred Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Stavros Triant(1)	70,000,000 Common Shares	70,000,000 Common Shares
CFO, Director

 (1) The 70,000,000 shares of common stock beneficially owned by our CEO, Stavros Triant, are held in the name of Filakos Capital Investments, LLC and currently represent 73.52% of our issued and outstanding shares of common stock, constituting the voting control block.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On November 16, 2016, the Custodian, on behalf of the Company entered into a Securities Purchase Agreement with Filakos Capital Investments, LLC for the purchase of 70,000,000 shares of the Company’s common stock. This issuance of 70,000,000 shares of common stock was the only issuance of securities in the preceding two years. Filakos Capital Investments, LLC is beneficially owned and controlled by Stavros Triant, the Company’s sole officer and director.

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In connection therewith, on November 17, 2017, the Custodian and director of the Company caused Stavros Triant to be named the Company’s sole officer and director, at which time Mr. Tracy resigned. Based on a total of 95,208,026 shares of Common Stock outstanding as of November 30, 2017.

(2) Assumes all shares offered are sold.

DESCRIPTION OF SECURITIES

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 The Common Stock

We are authorized to issue seven hundred and seventy five million (775.000.000) shares of common stock with a par value of $0.0001 per share (the 'Common Stock") and thirty five million (35,000,000) shares of preferred stock with a par value of $0.0001 per share (the “ Preferred Stock").

No shareholders of the Corporation holding Common Stock have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class.

Subject to the rights of holders of Preferred Stock, holders of Common Stock shall be entitled to receive such cash dividends as may be declared thereon by the Board from time to time out of assets of funds of the Corporation legally available therefore.

Cumulative Voting . Except as otherwise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation .

Except as otherwise required by Nevada corporation law, the Articles of Incorporation, or any designation for a class of Preferred Stock (which may provide that an alternate vote is required), (i) all shares of capital stock of the Corporation shall vote together as one class on all mattes submitted to a vote of the shareholders of the Corporation; and (ii) the affirmative vote of a majority of the voting power of all outstanding shares of voting stock entitled to vote in connection with the applicable matter shall be required for approval of such matter.

Adoption of Bylaws. In the furtherance and not in limitation of the powers conferred by statute and the Articles of Incorporation, the Board is expressly authorized to adopt, repeal, rescind. alter or amend in any respect the bylaws of the Corporation.

Shareholder Amendment of Bylaws. The Bylaws may also be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than fifty-one percent (51%) of the voting power of all outstanding s hares of voting stock, regardless of class and voting together as a single voting class.

Removal of Directors. Except as may otherwise be provided in connection with rights to elect additional directors under specified circumstances, which may be granted to the holders of any class or series of Preferred Stock, any director may be removed from office only by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Failure of an incumbent director to be nominated to serve an additional term of office shall not be deemed a removal from office requiring any stockholder vote.

Preferred Stock

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Stock, or any series thereof, shall be such as maybe fixed, from time to time, by the Board in its sole discretion. Authority to do so being hereby expressly vested in the Board. The authority of the Board with respect to each such series of Preferred Stock will include, without limiting the generality of the foregoing, the determination of any or all of the following:

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The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series: (1) the voting powers, if any, of the shares of such series and whether such voting powers are full or limited: (2) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid; (3) whether dividends, if any, will be cumulative or noncumulative, the dividend rate or rates of such series and the dates and preferences of dividends on such series: (4) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of. the Corporation: (5) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same other any other class or classes of stock or any other security, of the Corporation or any other corporation or entity, and the rates or other determinants of conversion or exchange applicable thereto; (6) the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation or other entity; (7) the provisions, if any. of a sinking fund applicable to such series: and (8) any other relative, participating, optional or other powers, preferences or rights, and any qualifications, limitations or restrictions thereof. of such series.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

Golden Developing Solutions, Inc. (“Golden Developing Solutions, Inc.,” “We,” or the “Company”) is offering up to $3,750,000 total of Securities, consisting of Common Stock, $0.00001 par value (the “Common Stock” or collectively the “Securities”).

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 Dallas Parkway, Suite 380, Plano, TX 75093, telephone 469-633-0101, www.stctransfer.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

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EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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FINANCIAL STATEMENTS

GOLDEN DEVELOPING SOLUTIONS, INC.

FINANCIAL STATEMENTS

For the years ending December 31, 2017 and 2016

(Reviewed)

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INDEPENDENT ACCOUNTANT’S REVIEW REPORT

Board of Directors and Stockholders

Golden Developing Solutions, Inc.

We have reviewed the accompanying financial statements of Golden Developing Solutions, Inc., which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malonebailey LLP

Houston, Texas

February 13, 2018

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GOLDEN DEVELOPING SOLUTIONS, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business. Golden Developing Solutions, Inc. (the “Company” or “GDS”) was organized as a corporation in Nevada in 1998 as American Associates Group. In 2007 the name was changed to Clean Hydrogen Producers, Ltd before being changed in April of 2017 to Golden Developing Solutions, Inc. The Company has structured itself in 2017 as a cannabis holding company and intends to make acquisitions in the industry in the near future.

Use of Estimates in Financial Statement Preparation. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash equivalents include all highly liquid investments with original maturities of three months or less.

Fair Value of Financial Instruments. The carrying value of short-term instruments, including cash, accounts payable and accrued expenses, and short-term notes approximate fair value due to the relatively short period to maturity for these instruments.

Stock-Based Compensation. The Company applies Topic 718 “Share-Based Payments” (“Topic 718”) to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized when the event occurs. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

The Company accounts for equity-based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Income Taxes. The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

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Basic Earning (Loss) Per Share. The Company computes net income (loss) per share in accordance with Accounting Standards Codification (“ASC”) 260, " Earnings per Share." ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Given the net losses of the Company during the years ended December 31, 2017 and 2016, the effects of convertible debt instruments (convertible into 250,000,000 shares of common stock) were anti-dilutive resulting in basic and diluted loss per weighted average common shares outstanding equal.

Derivative Financial Instruments. Fair value accounting requires bifurcation of embedded derivative instruments such as conversion features in convertible debt or equity instruments and measurement of their fair value for accounting purposes. In assessing the convertible debt instruments, management determines if the convertible debt host instrument is conventional convertible debt and further if there is a beneficial conversion feature requiring measurement. If the instrument is not considered conventional convertible debt under ASC 470, the Company will continue its evaluation process of these instruments as derivative financial instruments under ASC 815.

Once determined, derivative liabilities are adjusted to reflect fair value at each reporting period end, with any increase or decrease in the fair value being recorded in results of operations as an adjustment to fair value of derivatives.

Related Parties. The registrant follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the registrant; (e) management of the registrant; (f) other parties with which the registrant may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently Issued Accounting Standards. In preparing the financial statements, management considered all new pronouncements through the date of the report. Management does not believe that new guidance issued during the years ended December 31, 2017 and 2016 will have a material impact on the Company's presentation and disclosure.

NOTE 2 - GOING CONCERN AND LIQUIDITY

As of December 31, 2017, the Company had no cash or revenue to meets its ongoing operating expenses, and liabilities of $26,491.

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The financial statements for the years ended December 31, 2017 and 2016 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans or contributions from related parties and, or, the sale of common stock. There is no assurance that this series of events will be satisfactorily completed.

Financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3 –NOTES PAYABLE – RELATED PARTY

Convertible

On November 1, 2016 the Company issued a $25,000 Promissory Note to Securities Compliance Group, Ltd. who at the time of issuance had board and voting control of the Company. The note was non-interest bearing and convertible at the lower of $0.0001 or the average of the price the Company sold stock for over the 60 days prior to conversion. It was concluded that the conversion feature qualified for accounting as conventional convertible debt. The beneficial conversion feature was valued at $25,000 and recorded as interest expense in 2016.

In March of 2017 the note was assigned to Filakos Capital Investments in exchange for $5,000. On May 30, 2017 the note matured and was not settled. As a result, the default interest rate of 25% began to accrue. The note holder elected to forgo repayment of the interest resulting in a contribution to capital of $3,664.

NOTE 4 – STOCKHOLDERS’ EQUITY

In March of 2017 the Company and Filakos Capital Investments entered into a Securities Purchase Agreement. As part of that agreement Filakos Capital Investments paid $10,000 to the controlling party in exchange for 70,000,000 issued from the Company’s treasury. The transaction was treated as a founder share issuance and resulted in a change of control.

During the years ended December 31, 2017 and 2016, Filakos Capital Investments paid various expenses on behalf of the Company totaling $27,723 and $0, respectively.

NOTE 5 – INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. The Company has incurred net losses in past years and, therefore, has no tax liability.

The Company reported no uncertain tax liability as of December 31, 2017 and expects no significant change to the uncertain tax liability over the next twelve months.

The cumulative net operating loss carryforward is approximately $54,000 at December 31, 2017 and will expire in the years 2037.

	December 31, 2017	December 31, 2016

Deferred tax asset	$11,385	$5,250
Valuation allowance	(11,385)	(5,250)

Net deferred tax asset	$—	$—

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NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 13, 2018, the date these financials statements were available for issuance.

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GOLDEN DEVELOPING SOLUTIONS, INC. FINANCIAL STATEMENTS

For the three and nine months ending September 30, 2018 and 2017

TABLE OF CONTENTS

GOLDEN DEVELOPING SOLUTIONS, INC CONSOLIDATED BALANCE SHEETS
As of September 30, 2018 and December 31, 2017 (Unaudited)
	2018	2017
Current Assets: Cash and cash equivalents	$17,984	$—
Accounts receivable, net	12,599	—
Inventory asset	95,317	—
Total current assets	125,900	—
Equipment, net	60,646	—
Intangible assets, net	2,981,250	—
Goodwill	6,063,636	—
Other assets	50,000	—
Total assets	$9,281,432	$—
Current liabilities:
Accounts payable and accrued expenses	$133,753	$1,491
Notes payable - related party	69,788	—
Acquisition notes payable	3,000,000	—
Convertible notes payable - related party	—	25,000
Total current liabilities	3,203,541	26,491
Acquisition notes payable - long term portion	750,000	—
Total liabilities	3,953,541	26,491
Shareholders' equity (deficit)
Preferred stock, 35,000,000 shares authorized, $0.0001 par value, 35,000,000 and 0 issued and outstanding, respectively	3,500
Common stock, 775,000,000 shares authorized, $0.0001 par value, 536,362,571 and 95,208,026 issued and outstanding, respectively	53,636
Additional paid-in capital	5,805,228
Accumulated deficit	(529,099)
Total stockholders' equity (deficit) attributable to Golden Developing Solutions, Inc. stock holders	5,333,265	(26,491)
Noncontrolling interest	(5,374)	-
Total stockholders' equity (deficit)	5,327,891	(26,491)
Total liabilities and stockholders' equity (deficit)	$9,281,432	$-

The accompanying notes are an integral part of these unaudited financial statements

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GOLDEN DEVELOPINGSOLUTIONS, INC CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and nine months ended September 30, 2018 and 2017 (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$30,510	$—	$30,510	$—
Cost of goods sold	(1,340)	—	(1,340)	—
Gross profit	29,170	—	29,170	—
Operating expenses:
Professional fees	61,048	553	100,397	11,885
General and administrative	264,204	4,923	372,142	15,088
Total operating expenses	325,252	5,476	472,539	26,973
Loss fromoperations	(296,082)	(5,476)	(443,369)	(26,973)
Other income (expense)
Interest expense, net	(5,161)	(1,575)	(8,226)	(2,089)
Net loss	(301,243)	(7,051)	(451,595)	(29,062)
Net loss attributed to noncontrolling interest	5,374	—	5,374	—
Net loss attributed to Golden Developing Solutions, Inc.	$(295,869)	$(7,051)	$(446,221)	$(29,062)
Net loss per share - basic and dilutive	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average shares outstanding - basid and dilutive	154,803,131	95,208,026	115,146,094	78,284,949

The accompanying notes are an integral part of these unaudited financial statements

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GOLDEN DEVELOPING SOLUTIONS, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2018 and 2017 (Unaudited)

	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:	$(451,595)	$(29,062)
Net loss	$(451,595)	$(29,062)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense 20,172	20,172	—
Net Changes in:
Accounts receivable	(12,599)	—
Inventory	(95,317)	—
Accounts payable and accrued expenses	80,853	29,062
Net cash used in operating activities	(458,486)	—
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(12,068)	—
Acquisiiton of Layer Six Media	(170,000)	—
Deposit	(50,000)	—
Net cash used in investing activities	(232,068)	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party loans	72,025	—
Payments on related party loans	(2,237)	—
Proceeds from the sale of common shares	406,250	—
Proceeds from the sale of preferred shares	232,500	—
Net cash used in financing activities	708,538	—
NET CHANGE IN CASH AND CASH
EQUIVALENTS	17,984	—
CASH AND CASH EQUIVALENTS, beginning of period	—	—
CASH AND CASH EQUIVALENTS, end of period	$17,984	$—
Supplemental disclosures: Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

Noncash investing and financing activities	$28,591	$27,955
Expenses paid by shareholder	$28,591	$27,955
Conversion of note payable	$25,000	$-
Stock issued with Share Purchase Agreement	$-	$7,000

The accompanying notes are an integral part of these unaudited financial statements

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GOLDEN DEVELOPING SOLUTIONS, INC.

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS NOTE 1 – DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business. Golden Developing Solutions, Inc. (the “Company” or “GDS”) was organized as a corporation in Nevada in 1998 as American Associates Group. In 2007 the name was changed to Clean Hydrogen Producers, Ltd before being changed in April of 2017 to Golden Developing Solutions, Inc. The Company has structured itself in 2017 as a cannabis holding company and intends to make acquisitions in the industry in the near future.

Basis of Presentation. The accompanying unaudited financial statements of Golden Developing Solutions, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the condensed financial statements not misleading. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2018. For more complete financial information, these unaudited financial statements should be read in conjunction with the financial statements for the year ended December 31, 2017. Notes to the financial statements which would substantially duplicate the disclosures contained in the annual financial statements for the most recent fiscal period have been omitted.

Principles of Consolidation. The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which have a fiscal year end of December 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

On April 27, 2018, the Company incorporated Pura Vida Vitamins, LLC as a wholly owned subsidiary. On July 1, 2018, the Company reorganized the entity to be a joint venture in which it owns 50%. The Company continues to consolidate the operations of Pura Vida Vitamins, LLC due to its ownership interest combined with a controlling vote of the board of directors. The Company consolidates its wholly owned subsidiary Layer Six Media, Inc. which was acquired on September 18, 2018. On September 26, 2018, the Company incorporated Tasos Media LLC as a wholly owned subsidiary.

Inventories. Inventories are stated at the lower of cost or net realizable value, using the first-in, first-out method. The Company reviews its inventory for obsolescence and any inventory identified as obsolete is reserved or written off. The Company’s determination of obsolescence is based on assumptions about the demand for its products, product expiration dates, estimated future sales, and management’s future plans.

As of September 30, 2018, and December 31, 2017, inventory consists of the following components:

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	September 30, 2018	December 31, 2017
Raw materials and supplies	$52,888	$—
Finished products	42,429	—
Total inventory	$95,317	$—

Revenue Recognition. The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which was adopted on January 1, 2018. Revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

Revenue is recognized based on the following five step model:

-	Identification of the contract with a customer
-	Identification of the performance obligations in the contract
-	Determination of the transaction price
-	Allocation of the transaction price to the performance obligations in the contract
-	Recognition of revenue when, or as, the Company satisfies a performance obligation

Product sales are recognized when the products are delivered, and title passes to the customer. Net revenues comprise gross revenues less customer discounts and allowances, actual and expected returns. Shipping charges billed to members are included in net sales. Various taxes on the sale of products and enrollment packages to members are collected by the Company as an agent and remitted to the respective taxing authority. These taxes are presented on a net basis and recorded as a liability until remitted to the respective taxing authority.

Deferred Revenue. The Company may at times receive payment by credit card at the time customer places an order. Amounts received for undelivered product are considered a contract liability and are recorded as deferred revenue. As of September 30, 2018, and December 31, 2017, the Company had no deferred revenue.

Cost of Sales. Cost of sales includes all of the costs to manufacture the Company’s products. Products are manufactured for the Company by third-party contractors, such costs represent the amounts invoiced by the contractors. Additionally, shipping costs are included in Cost of Sales in the Statements of Operations.

Selling, General and Administrative Expenses. Selling, general and administrative expenses include advertising and promotional costs and research and development costs. Also included in Selling, general and administrative expenses are share-based compensation, certain warehousing fees, non-manufacturing overhead, personnel and related expenses, rent on operating leases, and professional fees.

Advertising and promotional costs are expensed as incurred and totaled $6,851 and $0 in the nine months ended September 30, 2018, and 2017, respectively. Research and development costs are expensed as incurred and totaled

$0 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 2 - GOING CONCERN AND LIQUIDITY

As of September 30, 2018, the Company had cash of $17,984 and no revenue to meets its ongoing operating expenses, and liabilities of $3,953,541.

The financial statements for the period ended September 30, 2018 have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations

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when they come due. Management intends to finance operating costs over the next twelve months with loans or contributions from related parties and, or, the sale of common stock. There is no assurance that this series of events will be satisfactorily completed.

Financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary if the Company is unable to continue as a going concern.

NOTE 3 – ACQUISITION OF LAYER SIX MEDIA, INC.

On September 18, 2018 the Company completed the purchase of all of the outstanding share of Layer Six Media, Inc. (DBA Where’s Weed), an online and mobile cannabis services hub that focuses on fast, secure and efficient discovery and purchasing of cannabis in both recreational and medical markets in the United States and Canada.

The aggregate consideration of $9,113,636 at closing for the acquisition consisted of:

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-	$250,000 cash of which $80,000 is still due
-	$750,000 note payable accruing interest at 3% per year, due in three equal monthly payments beginning October 1, 2018
-	$3,000,000 note payable accruing interest at 3% per year, due in twelve equal monthly payments beginning January 1, 2019
-	170,454,545 shares of common stock, fair value of $5,113,636 based on closing stock price on the date of acquisition

The following preliminary information summarizes the allocation of the fair values assigned to the assets at the purchase date. The Company is still evaluating what identifiable intangible assets were acquired and the fair value of each:

	Amount	Useful Life (years)
Equipment, computers and furniture	$50,000	5
Software enterprise platform	1,500,000	10
Customer list	1,500,000	5
Goodwill	6,063,636	n/a
Total purchase price	9,113,636

The results of Layer Six Media is included in the consolidated financial statements effective September 18, 2018. Revenues and Net Income since the acquisition date included in the consolidated statements of operations are $8,491 and $4,072, respectively.

The following schedule contains pro-forma consolidated results of operations for the nine months ended September 30, 2018 and 2017 as if the acquisition occurred on January 1, 2017. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisition had taken place on January 1, 2017, or of results that may occur in the future.

	2018		2017
	As Reported	Pro Forma	As Reported	Pro Forma
Revenue	$30,510	$620,744	$-	$246,807
Operating loss	(443,369)	(443,234)	(26,973)	(18,127)
Net loss	(451,595)	(451,460)	(29,062)	(20,216)
Loss per common share - basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)

NOTE 4 – INTANGIBLE ASSETS

Intangible assets consisted of the following as of September 30, 2018:

Asset	Cost	Accumulated Amortization	Carrying Value
Customer list	$ 1,500,000	$ 12,500	$ 1,487,500
Software enterprise platform	1,500,000	6,250	1,493,750
	$ 3,000,000	$ 18,750	$ 2,981,250

Amortization expense for the nine months ended September 30, 2018 and 2017 is $18,750 and $0, respectively.

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NOTE 5 –NOTES PAYABLE – RELATED PARTY

Convertible

On November 1, 2016 the Company issued a $25,000 Promissory Note to Securities Compliance Group, Ltd. who at the time of issuance had board and voting control of the Company. The note was non-interest bearing and convertible at the lower of $0.0001 or the average of the price the Company sold stock for over the 60 days prior to conversion.

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It was concluded that the conversion feature qualified for accounting as conventional convertible debt. The beneficial conversion feature was valued at $25,000 and recorded as interest expense in 2016.

In March of 2017 the note was assigned to Filakos Capital Investments in exchange for $5,000. On May 30, 2017 the note matured and was not settled. As a result, the default interest rate of 25% began to accrue. The note holder elected to forgo repayment of the interest resulting in a contribution to capital. During the nine months ended September 30, 2018 the convertible note payable was converted into 250,000,000 shares of common stock in accordance with the agreement.

Non-Convertible

In May of 2018 the company issued a $72,025 Note payable to a related party. The note was unsecured, with no stated interest rate and is due on demand. During the quarter ended September 30, 2018, $2,237 was repaid resulting in a balance as of period end of $69,788.

NOTE 6 – STOCKHOLDERS EQUITY

On September 14, 2018, the Company amended its articles of incorporation and increased the auditors shares of Common Stock to 775,000,000.

During the nine months ended September 30, 2018 the Company sold 35,000,000 shares of Preferred Stock in exchange for $232,500.

During the nine months ended September 30, 2018 the Company sold 20,700,000 shares of Common Stock in exchange for $406,250.

During the nine months ended September 30, 2018 the CEO paid or contributed $28,591 of expense for the Company’s benefit. The contribution was recorded to Additional Paid in Capital.

NOTE 7 – DEPOSIT ON ACQUISITION

During the six months ended June 30, 2018 the Company deposited $50,000 related to a Letter of Intent to acquire all the outstanding shares of PGED Corp. Per the Letter of Intent the purchase price is $5,600,000.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through November 13, 2018, the date these financials statements were available for issuance.

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PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Amended Articles of Incorporation*
2.2	Bylaws*
3.1	Specimen Stock Certificate*
3.2	Subscription Agreement*
6.1	Incentive Stock Option Plan*
6.2	Management Stock Bonus Plan*
6.3	Performance Bonus Plan*
6.4	Employment Agreement of Stavros Triant*
6.5	Letter of Intent for PGED*
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)*
11.2	Consent of MaloneBailey, LLP
12.1	Opinion of Lux Law, P.A.*

*Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas on November __, 2018.

(Exact name of issuer as specified in its charter):	Golden Developing Solutions, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Stavros Triant
Stavros Triant, Chief Executive Officer (Principal Executive Officer).

(Date): November ___, 2018

/s/ Stavros Triant
Stavros Triant, Chief Executive Officer (Principal Executive Officer).

(Date): November ___, 2018

SIGNATURES OF DIRECTORS:

/s/ Stavros Triant	November ___, 2018
Stavros Triant, Director	Date